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                                                                   EXHIBIT 23.1


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Silicon Graphics, Inc. of our report dated July 20, 1999 included in the 1999 Annual Report to Stockholders of Silicon Graphics, Inc. Our audits also included the consolidated financial statement schedule of Silicon Graphics, Inc. listed in item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-11703, 33-16529, 33-18717, 33-26003,
33-34919, 33-38536, 33-40879, 33-44305, 33-44333, 33-48890, 33-59098,
33-65190, 33-50999, 33-51275, 33-56017, 33-60213, 33-60215, 333-01211,
333-06403, 333-08651, 333-15977, 333-40849 and 333-76445) pertaining to the
Employee Stock Purchase Plan 1982 Stock Option Plan; 1984 Incentive Stock Option Plan, 1985 Stock Incentive Program; 1986 Incentive Stock Option Plan; 1987 Stock Option Plan, 1998 Employee Stock Purchase Plan; 1993 Long-Term Incentive Stock Plan; WaveFront Technologies, Inc. 1990 Stock Option Plan; Alias Research, Inc. 1998 Employee Share Ownership Plan, 1989 Employee Share Ownership Plan, 1990 Employee Share Ownership Plan, 1994 Stock Plan; Amended and Restated 1996 Supplemental Non-Executive Equity Incentive Plan; 1989 Non-Employee Directors' Stock Option Plan; Cray Research, Inc. Amended and Restated 1989 Employee Benefit Stock Plan; Directors' Stock Option Plan of our report dated July 20, 1999 with respect to the consolidated financial statements of Silicon Graphics, Inc. incorporated herein by reference and of our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                                     /s/ Ernst & Young LLP

Palo Alto, California
September 27, 1999


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